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                          CONSENT OF ERNST & YOUNG LLP

                              INDEPENDENT AUDITORS





          We consent to the incorporation by reference in this Registration Statement of: (i) our report dated January 19, 1994, with respect to the consolidated financial statements and schedules of Bancorp Hawaii, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993 and (ii) our report dated April 8, 1994 with respect to the financial statements and schedules of the Bank of Hawaii Profit Sharing Plan included in its Annual Report (Form 11-K) for the year ended December 31, 1993.





Honolulu, Hawaii,                                    Ernst & Young LLP



January 9, 1995



                                 EXHIBIT (23)(a)